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                                                                   Exhibit 10.12

                    AMENDMENT TO JOINT DEVELOPMENT AGREEMENT

         This Amendment is entered into, at Santa Clara, California between ELECTROGLAS, INC., a Delaware corporation (ELECTROGLAS) and CASCADE MICROTECH, INC., an Oregon corporation (CASCADE), and is as follows:

         WHEREAS, ELECTROGLAS and CASCADE entered into a Joint Development Agreement as of June 18, 1999 (the Agreement), and now wish to extend both the duration and the scope of the Agreement;

         NOW, THEREFORE, the parties agree to amend the Agreement as follows:

         1. In paragraph C of the Recitals, delete the text in its entirety and substitute the following paragraph: "The parties can substantially enhance the performance of the Prober in parametric applications by integrating the Technology into the Prober to create probers meeting the specifications (the "SPECIFICATIONS") set forth in Exhibits B and E hereto (collectively the "PARAMETRIC PROBERS," and individually, as set forth in the specifications, "PARAMETRIC PROBER ONE," PARAMETRIC PROBER TWO," "PARAMETRIC PROBER THREE," and "PARAMETRIC PROBER FOUR").

         2. In Article 2.2, delete the text in its entirety and substitute the following paragraph: "Following the date of this amendment, CASCADE's compensation for providing the foregoing resources and incurring costs and expenses in connection with this Agreement shall be pursuant to purchase orders issued from time-to-time by ELECTROGLAS."

         3. In Article 3.3, delete the first sentence in its entirety and add the following sentence: Each party shall promptly notify the other in writing in accordance with Section 7.2 upon the successful development of Parametric Prober One, Parametric Prober Two, Parametric Prober Three, or Parametric Prober Four.

         4. In Article 4.1, add the following paragraph: "In order to be treated as Confidential Information in the case of an oral disclosure, the disclosing party must contemporaneously tell the receiving party that the information is confidential, and within 15 calendar days the disclosing party must deliver to the receiving party a document describing the information disclosed orally."

         5. In Article 6.1, delete the words "for a total of Two Hundred Seventy
(270) Days" and substitute the words "until December 14, 2000.

         6.        Add Exhibit E in the form attached hereto.


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         7. The remainder of the Agreement shall remain in full force and effect according to its terms except to the extent that any term is inconsistent with this amendment.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment to Joint Development Agreement effective as of March 1, 2000.

                                          Electrogas, Inc.,
                                          a Delaware corporation

                                          By    /s/ CURT WOZNIAK
                                             -------------------------------
                                               Curt Wozniak,
                                               Chief Executive Officer

                                          Cascade Microtech, Inc.,
                                          an Oregon corporation

                                          By    /s/ ERIC W. STRID
                                             -------------------------------
                                                Eric Strid
                                                Chief Executive Officer


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